Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Syndax Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(o)	$200,000,000	—	$200,000,000	0.00011020	$22,040

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$200,000,000		$22,040

	Total Fees Previously Paid							—

	Total Fee Offsets							$5,423.39

	Net Fee Due							$16,616.61

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Syndax Pharmaceuticals, Inc.	S-3 ASR	333-254661	March 24, 2021		$5,423.39 (2)	Equity	Common Stock, par value $0.001 per share	N/A	$49,710,253.37

Fee Offset Sources	Syndax Pharmaceuticals, Inc.	S-3 ASR	333-254661		March 24, 2021						$5,423.39 (2)

(1)	The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)

The registrant previously paid a registration fee of $7,496 in connection with the offering of shares of our common stock having an aggregate offering price of up to $75,000,000 pursuant to a sales agreement prospectus under an automatic shelf registration statement on Form S-3ASR (File No. 333-254661), originally filed with the Securities and Exchange Commission on March 24, 2021. As of the date hereof, shares of common stock having a maximum aggregate offering price of $49,710,253.37 remain unsold under the sales agreement prospectus (the offering of which unsold securities has been terminated). Pursuant to Rule 457(p) under the Securities Act, we are partially offsetting the registration fee of $22,040 due in connection with the sales agreement prospectus by the amount that was previously paid. Accordingly, the registrant is paying the registration fee due of $22,040, less the $5,423.39 that was previously paid, or $16,616.61.